SETTLEMENT AGREEMENT

             THE SETTLEMENT AGREEMENT is made as of the fifteenth (15th) day of June, 1997 by and between Resort Funding, Inc., a Delaware Corporation, with offices located at Two Clinton Square, Syracuse, New York 13202 ("RFI"), Los Abrigados Partners Limited Partnership, an Arizona Limited Partnership, ("LAP") ILE Sedona Incorporated, an Arizona corporation ("ILES"), ILX Incorporated, an Arizona corporation ("ILX") and Martori Enterprises Incorporated, an Arizona corporation (collectively the "Developers"), all with offices located at 2111 East Highland, Suite 210, Phoenix, Arizona 85016. ("Agreement")

             WHEREAS, RFI, LAP, ILES and ILX entered into a certain Management Agreement, dated November 21, 1995, (the "Management Agreement") pursuant to the terms of which RFI advanced to Developers the sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00) and Developers agreed to repay such advance to RFI along with an annual twelve percent (12.0%) cost of funds factor in thirty-six (36) equal monthly payments ("Indebtedness");

             WHEREAS,   the  parties  to  the  Management  Agreement  desire  to
terminate said Management Agreement and to have ILX execute a promissory note evidencing the outstanding indebtedness under the Management Agreement, which, as of the date hereof, is Two Million Four Hundred Thousand Dollars ($2,400,000.00) and, by separate agreement, the additional sum to be advanced to Developers in the amount of Five Hundred Fifty Thousand Dollars ($550,000.00) and by affirmative covenant to pledge as security for the payment thereof certain unsold interval units in Sedona Vacation Club, Kohl's Ranch Lodge, Varsity Clubs of America: Notre Dame Chapter and Golden Eagle Report to RFI;

             WHEREAS, to further secure payment of the Indebtedness, LAP desires to execute a guaranty and subordination agreement absolutely and unconditionally guarantying the obligation of ILX under the note;

             WHEREAS, to further secure payment of the Indebtedness Martori Enterprises Incorporated desires to covenant and deliver to RFI One Million (1,000,000) shares of currently issued ILX Incorporated common stock to RFI until such times as the outstanding principle balance under the Note is One Million Dollars ($1,000,000.00) or less;

             NOW, THEREFORE, in consideration of the mutual covenants made herein and other good and valuable consideration, the receipt of which is hereby acknowledged, each of the parties hereto hereby agrees as follows:

1. The Management Agreement and all Collateral Assignments thereof are, as of the date hereof, hereby terminated. Not withstanding the forgoing, the parties acknowledge and affirm the continued existence and enforceability of the Declaration of Trust referenced in Paragraph 3.4(d) of the Management Agreement, which shall survive the termination of the Management Agreement as set forth above.

2. ILX as executed a Promissory Note, dated June 15th, 1997, in the amount of Two Million Four Hundred Thousand Dollars ($2,400,000.00) ("Note").
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       (a)  ILX  shall  pay to RFI  One  Hundred  Forty  Four  Thousand  Dollars
($144,000.00) as a financing charge in connection with the Note, such amount to be paid upon execution of the Note by ILX, or within five (5) business days thereafter.

       (b) Interest shall accrue at the rate of twelve percent (12.0%) per annum and shall be payable on the first day of each month commencing on July 1st, 1997.

       (c) All outstanding amounts shall be due and payable on December 31th, 2002.

3. The Developers have executed an Assignment and Security Agreement, of even date herewith, that pursuant to the terms of which:

       (a) Martori Enterprises Incorporated has pledged one million (1,000,000) shares of currently issued common stock ("ILX Stock") to RFI and has delivered stock certificates evidencing such shares to RFI. Such pledge shall remain in full force and effect and RFI shall retain possession of such stock certificates until such time as the outstanding principal balance under the Note is One Million Dollars ($1,000,000.00) or less. Upon such reduction of the principle balance of the Note RFI shall return to Martori Enterprises Incorporated the certificates for the ILX Stock.

       (b) The Developers have covenanted to RFI as collateral for the Note the following unsold interval unit inventory ("Unsold Inventory") and, beginning July 1, 1998, shall pay to RFI to reduce the principle balance of the Note the corresponding release fees upon the sale of each interval unit:

  Property               Number of Interval Units  Release Fee per Interval Unit
  --------               ------------------------  -----------------------------
                                                           Full      Bi-Annual
                                                           ----      ---------

Golden Eagle Resort              400                     $  500         250
Kohl's Ranch Lodge             1,250                        500         250
Sedona Vacation Club           2,100                      1,000         500
VCA: Notre Dame Chapter        1,650                      1,000(1)      500(1)

1. Commencing after an additional 1,200 full Interval Units (or the equivalent thereof) have been sold.

              (i) The Developers warrant that, except for the interest granted to RFI pursuant to the terms of the Assignment and Security Agreement and those specifically disclosed in writing to RFI by Developers ("Disclosed Liens"), the Developers are the owners of the Unsold Inventory free from any adverse liens, security interests or encumbrances and the Developers have the right and authority to give, grant, bargain, sell, assign, transfer, convey and set over the same as aforesaid. The Developers agree that they will provide RFI, by the last day of each month, a report of all completed and pending sales from the immediately preceding month for each of the Properties listed above.

             (ii) The Developers further agree that they will warrant and defend the Unsold Inventory against claims and demands of all persons at any time claiming the same or any interest therein, and shall keep such Unsold Inventory free from all claims, liens, security interest and other encumbrances other than the Disclosed Liens.
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             (iii) The Developers  have  assigned,  effective June 15, 1997, all reserves applicable to any receivables purchased by RFI generated from the sale of timeshare interval units in Los Abrigados Report and Spa, located in Sedona, Arizona. Such reserve amounts shall be applied toward the reduction of the principle balance of the Note as such reserves become available pursuant to the terms of the Contract of Sale of Membership Agreement and Installment Purchase Agreements with recourse by and between the Developers and RFI dated September 14th, 1993. Not withstanding the termination of the Management Agreement, the advance rate with respect to Eligible Receivables purchased by RFI generated from the sale of Interval Units in Los Abrigados Resort and Spa shall be ninety percent (90%).

4. Except for those rights the Developers may have upon the occurrence of any default by RFI under the previous and current documentation executed in connection with a certain project known as Varsity Clubs of America: Tucson Chapter, the Developers on behalf of each of them, their successors and assigns, together with their past, present and future officers, directors, agents, representatives, partners, joint ventures, affiliates and the successors and assigns of any and all of them, for good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby forever waive, release and discharge RFI, its successors and assigns, from any and all action, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, at law or in equity, which it ever had, now has, or hereafter can, shall or may have against them for, upon, or by reason of any matter, cause or thing whatsoever arising from or relating to any loan between the Developers or any of its affiliates, successors, and/or assigns and RFI, its successors and assigns, under the loan documents executed in connection therewith, the transactions and interests contemplated or created thereby or pursuant to any provision of law, or the interests conveyed, transferred or assigned pursuant to this Agreement, whether known or unknown, asserted or unasserted, ("Released Claims") and hereby further irrevocably agrees not to make any claim in respect thereof or commence or join any suit, action or proceeding, at law or equity, in respect of any such Released Claims.

5. The Developers hereby agree that until such time as all amounts are paid in full pursuant to the terms of the Note they jointly and severally agree not to mortgage, pledge, hypothecate, sell or otherwise encumber any of the assets of the Developers covenanted or pledged pursuant to the terms hereof or the assignment and Security Agreement, without the express written consent of RFI, which shall not be unreasonably withheld.

6. The parties hereto agree that the Developers may conduct its business in the ordinary course but may not do anything which shall materially affect its assets or business or in anyway reduce, compromise or affect the covenants to or the interests of RFI created herein and in the documents executed in connection herewith, without the express written consent of RFI, which shall not be unreasonably withheld.

7. None of the terms or provisions of this agreement maybe waived, amended, supplemented or otherwise modified except by a written instrument executed by all the parties to this Agreement. This Agreement is binding upon and for the benefit of the parties hereto and their respective successors and assigns.
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8. This  Agreement  and the rights and  obligations  of the  parties  under this
Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to the principles of conflict of laws.

9. In any action to enforce the provisions of this Agreement, personal jurisdiction and venue shall be, at the option of RFI, in the Supreme Court of the State of New York, County of ONONDAGA or the United States District Court for the Northern District of New York.

10. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

RESORT FUNDING, INC.                          LOS ABRIGADOS, PARTNERS, LIMITED
                                              PARTNERSHIP
                                              By: ILE Sedona Incorporated
                                              Its: General Partner


By: /s/ Thomas J. Hamel                       By: /s/ Joseph P. Martori
   ------------------------------                ------------------------------
      Thomas J. Hamel, President                  Joseph P. Martori, Chairman


ILE SEDONA INCORPORATED                       ILX INCORPORATED


By: /s/ Joseph P. Martori                     By: /s/ Joseph P. Martori
   ------------------------------                ------------------------------
      Joseph P. Martori, Chairman                 Joseph P. Martori, Chairman


MARTOR ENTERPRISES INCORPORATED


By:  /s/ Joseph P. Martori
   ------------------------------
     Joseph P. Martori, Chairman
                                        4